UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive, State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 278-7267

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 3, 2016, Rex Energy Corporation (the “Company”) issued a press release announcing the commencement of an exchange offer and consent solicitation related to the Company’s outstanding 8.875% Senior Notes due 2020 and 6.250% Senior Notes due 2022 (together, the “Existing Notes”). The Company is offering to exchange any and all of the Existing Notes held by eligible holders for up to (i) $480,000,000 aggregate principal amount of the Company’s new 10.00% Senior Secured Second Lien Notes due 2020 (the “New Notes”) and (ii) 10,125,000 shares of the Company’s common stock (the “Shares”), upon the terms and subject to the conditions set forth in the Company’s Confidential Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal, each dated February 3, 2016. Concurrently with the exchange offer, the Company is soliciting consents from eligible holders to proposed amendments to the indentures governing the Existing Notes that would eliminate or modify certain restrictive covenants and modify certain defined terms. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

The New Notes and Shares to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release, dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Name:	Jennifer L. McDonough
Title:	Senior Vice President, General Counsel and Secretary

Date: February 4, 2016

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release, dated February 3, 2016